Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this "Agreement") is made and entered into by and between the following Parties on December 20, 2007 in Jinan, the People's Republic of China (“China” or the “PRC”).

Party A:
Trunkbow Asia Pacific (Shandong) Co., Ltd, a Company organized and existing under the laws of the PRC, with its address at the sixth floor, Main building, Shanda Technology Industrial Zone, Yingxiu Road, Hi-tech Development District, Jinan;

Party B:
Trunkbow Technologies (Shenzhen) Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at 25E, East Building, Guangye Center, Fuhua Road, Futian District, Shenzhen.

Each of Party A and Party B shall be hereinafter referred to as a "Party" respectively, and as the "Parties" collectively.

Whereas,
1.	Party A is a wholly-foreign-owned enterprise established in China, and has the necessary resources to provide technical development and economic information consulting services;
2.
Party B is a company with exclusively domestic capital registered in China and may engage in technology development and sales of computer system software, communication products, electronic and electrical products as well as economic information consulting;

3.
Party A is willing to provide Party B with exclusive technology development and economic information consulting and other services during the term of this Agreement utilizing its own advantages in human resources, technology and information, and Party B is willing to accept such services provided by Party A or Party A's designee(s), each on the terms set forth herein.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.	Services Provided by Party A
1.1
Party B hereby appoints Party A as Party B's exclusive services provider to provide Party B with complete business support services and consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which services may include all services within the business scope of Party B as may be determined from time to time by Party A, such as but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance.

1.2
Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A's prior written consent, during the term of this Agreement, Party B shall not accept any consultations and/or services provided by any third party and shall not cooperate with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement.

1.3          Service Providing Methodology
1.3.1
Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into further technical service agreements or consulting service agreements, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

1.3.2
To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into equipment or property leases which shall permit Party B to use Party A's relevant equipment or property based on the needs of the business of Party B.

2.	The Calculation and Payment of the Service Fees
Both Parties agree that, in consideration of the services provided by Party A, Party B shall pay to Party A the fees (the “Service Fees”) equal to 100% of the net income of Party B, provided that upon mutual discussion between the Parties and the prior written consent by Party A, the rate of Service Fees may be adjusted based on the services rendered by Party A in that month and the operational needs of Party B.  The Service Fees shall be due and payable on a monthly basis;  within 30 days after the end of each month, Party B shall (a) deliver to Party A the management accounts and operating statistics of Party B for such month, including the net income of Party B during such month (the “Monthly Net Income”), and (b) pay 100% of such Monthly Net Income, or other amount agreed by Party A, to Party A (each such payment, a “Monthly Payment”).  Within ninety (90) days after the end of each fiscal year, Party B shall (a) deliver to Party A audited financial statements of Party B for such fiscal year, which shall be audited and certified by an independent certified public accountant approved by Party A, and (b) pay an amount to Party A equal to the shortfall, if any, of the net income of Party B for such fiscal year, as shown in such audited financial statements, as compared to the aggregate amount of the Monthly Payments paid by Party B to Party A in such fiscal year.

3.	Intellectual Property Rights and Confidentiality Clauses

3.1
Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

3.2
The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of the other Party, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.3	The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

4.           Representations and Warranties

4.1	Party A hereby represents and warrants as follows:
4.1.1	Party A is a company legally registered and validly existing in accordance with the laws of China.
4.1.2
Party A's execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party A.

4.1.3	This Agreement constitutes Party A's legal, valid and binding obligations, enforceable in accordance with its terms.
4.2	Party B hereby represents and warrants as follows:
4.2.1	Party B is a company legally registered and validly existing in accordance with the laws of China;
4.2.2
Party B's execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party B.

4.2.3	This Agreement constitutes Party B's legal, valid and binding obligations, and shall be enforceable against it.

5.           Effectiveness and Term
5.1
This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties, the term of this Agreement shall be 10 years. After the execution of this Agreement, both Parties shall review this Agreement every 3 months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

5.2
The term of this Agreement may be extended if confirmed in writing by Party A prior to the expiration thereof. The extended term shall be determined by Party A, and Party B shall accept such extended term unconditionally.

6.           Termination
6.1	Unless renewed or earlier terminated in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.
6.2
During the term of this Agreement, unless Party A commits gross negligence, or a fraudulent act, against Party B, Party B shall not terminate this Agreement prior to its expiration date. Nevertheless, Party A shall have the right to terminate this Agreement upon giving 30 days' prior written notice to Party B at any time.

6.3	The rights and obligations of the Parties under Articles 3, 6.3, 7 and 8 shall survive the termination of this Agreement.

7.           Governing Law and Resolution of Disputes
7.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.
7.2
In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party's request for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both Parties.

7.3
Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.           Indemnification

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A at the request of Party B, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

9.           Force Majeure

9.1
"An Event of Force Majeure" means an event which is unforeseen, unavoidable and insurmountable, and includes, but is not limited to, acts by government, natural force, fire, explosions, geographic changes, storm, flood, earthquake, tide, lightning or wars. However, the deficiencies of qualifications, funds or financing can not be deemed an event beyond one party's reasonable control. The party that is affected by "An Event of Force Majeure" and seeks to exempt the performance of responsibilities under the provisions of this Agreement shall notify the other party the exemption of responsibility as soon as possible.

9.2
When performance of this Agreement is delayed or prevented by "An Event of Force Majeure" defined hereinbefore, the affected party need not assume any responsibilities set forth in this Agreement only to the part of the delayed or prevented performance, and only if the affected party uses reasonable and practical endeavors to perform this Agreement, the party that seeks to exempt his responsibilities may get the exemption of performance which is limited in the delayed or prevented part. Once the reasons of this exemption are rectified and remedied, the parties agree to make the greatest efforts to resume performance of this Agreement.

10.         Notices

10.1
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below.  A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

10.1.1
Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

10.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

10.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Trunkbow Asia Pacific(Shandong) Co., Ltd
Attn:  Ying XIA
Phone:0086-531-89706001
Facsimile:0086-531-89706000
E-mail: xiaying@trunkbow.com

Party B: Trunkbow Technologies （Shenzhen） Co., Ltd.
Address:  25E, East Building, Guangye Center, Fuhua Road, Futian District, Shenzhen.
Attn: Qi CHENG
Phone: 0086-755-82028892
Facsimile: 0086-755-82028883
E-mail: chengqi@trunkbow.com

10.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

11.         Assignment

11.1	Without Party A's prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

11.2	Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

12.         Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

13.         Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

14.         Language and Counterparts

This Agreement is written in both Chinese and English language in two copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party A:  Trunkbow Asia Pacific(Shandong) Co., Ltd

By:	/s/ Wanchun HOU
Name:	Wanchun HOU
Title:	Legal Representative

Party B:  Trunkbow Technologies (Shenzhen) Co., Ltd.

By:	/s/ Wanchun HOU
Name:	Wanchun HOU
Title:	Legal Representative